As filed with the Securities and Exchange Commission on April 26, 2013

SEC Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EVANS BANCORP, INC.

(Exact name of registrant as specified in its charter)

NEW YORK

(State or other jurisdiction of incorporation or organization)

16-1332767

(I.R.S. Employer Identification No.)

One Grimsby Drive, Hamburg, New York   14075

(Address of Principal Executive Offices)   (Zip Code)

EVANS BANCORP, INC. 2013 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

David J. Nasca	with a copy to:
President and Chief Executive Officer	Thomas E. Willett, Esq.
Evans Bancorp, Inc.	Harris Beach PLLC
One Grimsby Drive	99 Garnsey Road
Hamburg, New York 14075	Pittsford, New York 14534
(585) 419-8800

(Name and address of agent for service)

(716) 926-2000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	□	Accelerated filer	□
Non-accelerated filer	□	Smaller reporting company	☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

	(1)(2)	(3)	(2)
Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $.50 par value	100,000	$17.79	$1,779,000	$242.66

(1)        This Registration Statement also covers 70,000 shares of Common Stock previously registered on, and carried forward from, the registrant’s Registration Statement on Form S-8 (SEC File No. 333-175731) filed on July 22, 2011 in connection with the Evans Bancorp, Inc. Employee Stock Purchase Plan, with respect to which a filing fee of $112.07 was paid.

(2)        This Registration Statement also includes an indeterminate number of additional shares that may become issuable pursuant to antidilution provisions of the Evans Bancorp, Inc. 2013 Employee Stock Purchase Plan.

(3)        In accordance with Rules 457(h)(1) and 457(c), calculated on the basis of the high and low prices of the Common Stock on the NYSE MKT on April 19, 2013.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents are incorporated by reference in this Registration Statement:

(a)        The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

(b)        All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above.

(c)        The description of the Common Stock of the Registrant contained in the Registrant’s Registration Statement on Form 10 (No. 000-18539) filed with the Commission on April 30, 1990, including any amendment(s) or report(s) filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of common stock offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 6.   Indemnification of Directors and Officers.

The New York Business Corporation Law authorizes a court to award, or a corporation’s Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification (including reimbursement of expenses incurred) under certain circumstances for liabilities incurred in their capacity as officers and directors, including liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”).  The Registrant’s Bylaws provide for indemnification of its directors and officers to the fullest extent authorized by the New York Business Corporation Law.  In addition, the Registrant maintains directors’ and officers’ liability insurance under which its directors and officers are insured against loss (as defined in the policy) as a result of certain claims brought against them in such capacities.

Item 7.   Exemption From Registration Claimed.

Not applicable.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits.

The following exhibits are filed with this Registration Statement:

5          Opinion of Harris Beach PLLC

23.1       Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2       Consent of Harris Beach PLLC (included in Exhibit 5)

24            Power of Attorney (included at pages II-3 and II-4)

99         Evans Bancorp, Inc. 2013 Employee Stock Purchase Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement filed on March 21, 2013)

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hamburg, state of New York, on this 26th day of April, 2013.

EVANS BANCORP, INC.

By:
/s/ David J. Nasca
David J. Nasca
President and Chief Executive Officer

POWER OF ATTORNEY

            KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, David J. Nasca and Gary A. Kajtoch and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him, and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement and Power of Attorney have been signed below by the following persons in the capacities and on the dates indicated:

/s/ David J. Nasca
Name	Capacity	Date

/s/ David J. Nasca David J. Nasca	President and Chief Executive Officer/Director (Principal Executive Officer)	April 26, 2013
/s/ Gary A. Kajtoch Gary A. Kajtoch	Treasurer (Principal Financial Officer)	April 26, 2013
/s/ Nicholas J. Snyder Nicholas J. Snyder	Vice President/Controller (Principal Accounting Officer)	April 26, 2013
/s/ John R. O’Brien John R. O’Brien	Chairman of the Board/Director	April 26, 2013
/s/ Lee C. Wortham Lee C. Wortham	Vice Chairman of the Board/Director	April 26, 2013
/s/ James E. Biddle, Jr. James E. Biddle, Jr.	Director	April 26, 2013
/s/ Phillip Brothman Phillip Brothman	Director	April 26, 2013

/s/ Marsha S. Henderson Marsha S. Henderson	Director	April 26, 2013
/s/ Kenneth C. Kirst Kenneth C. Kirst	Director	April 26, 2013
/s/ Robert G. Miller, Jr. Robert G. Miller, Jr.	Director	April 26, 2013
/s/ Michael J. Rogers Michael J. Rogers	Director	April 26, 2013
/s/ Nancy W. Ware Nancy W. Ware	Director	April 26, 2013
/s/ Thomas H. Waring, Jr. Thomas H. Waring, Jr.	Director	April 26, 2013

EXHIBIT INDEX

5          Opinion of Harris Beach PLLC

23.1       Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2       Consent of Harris Beach PLLC (included in Exhibit 5)

24         Power of Attorney (included at pages II-3 and II-4)

99         Evans Bancorp, Inc. 2013 Employee Stock Purchase Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement filed on March 21, 2013)